SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2016

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 20, 2016, our board of directors appointed Dr. Emil Engel to the Company’s Advisory Board.

Dr. Emil Engels MD, MBA, CPC

Dr. Emil Engels, MD, MBA, CPC received his medical degree from Yale University and completed his residency at Brigham and Women’s Hospital in Boston, Massachusetts. He completed additional fellowship in cardiac anesthesia at Harvard Medical School, and is currently a Partner at Fairfax Anesthesiology Associates and American Anesthesiology of Virginia.

Dr. Engels earned an MBA from the University of Tennessee. He also holds a Lean Six-Sigma Certification and is a Certified Professional Coder.  He also serves as Corporate Compliance Officer for Fairfax Anesthesiology Associates, and serves on the Mednax Corporate Coding and Compliance Committees and the following ASA committees: Committee of Economics and the Committee on Large Group Practices. He is currently the President-Elect of the Virginia Society of Anesthesiologists (VSA). In addition, Dr. Engels participates on the Medicare Carrier Advisory Committee for Novitas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: January 9, 2017	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer